BGSF, Inc. Expands Its Board of Directors
Adds Industry Veteran Donna Carroll

PLANO, Texas – (April 20, 2023) – BGSF, Inc. (NYSE: BGSF), a growing provider of consulting, managed services, and professional workforce solutions, today announced that the Company expanded the Board of Directors to seven members with the appointment of Donna Carroll, effective as of April 14, 2023.

Ms. Carroll is a 30-year veteran and leading strategic thinker and innovator in the professional services and staffing industry and was most recently Chief Sales Officer for a $400 million private U.S. healthcare staffing and professional services company. Carroll founded Human Factor Consulting, LLC during the pandemic to provide board advisory, consulting, and leadership development to the public sector and non-profit organizations. She has a reputation for excellence and has held leadership positions in global organizations, including Adecco, Randstad, and CDI, and was Global President for North Highland Consulting, where she was head of sales operations, talent acquisition and resource management. Additionally, Carroll serves on several boards to help and support disabled people in her community, as well as support programs to advance women into leadership roles, such as the American Staffing Association Women in Leadership. She also serves as committee member and mentor in the Greater Atlanta area through Bobby Dodd Institute & Pathfinders. Carroll is a Certified Executive Coach holding a PCC through the International Coaching Federation and holds certifications in cultural transformation and change management from Barrett Values Centre and The Future of the Workplace through Wharton School of Business.

The appointment of Ms. Carroll brings the total number of BGSF directors to seven, with six deemed independent. The Board will consider which of the Boards committee(s) she may serve on during the next Board meeting.

Beth Garvey, Chair, President, and Chief Executive Officer, commented, “We are excited to welcome Donna to the BGSF’s Board of Directors. Her passionate leadership and deep industry experience further strengthens our organization. I look forward to working with Donna as we continue to advance the Company’s long term growth strategy and our ability to drive long term shareholder returns.”

Donna Carroll commented, “People are the single most important element in the professional services industry. Beth and the leadership team at BGSF understand this, which has allowed them to accelerate the Company’s growth by making their clients, candidates, and staff the center of their value proposition. I am thrilled to step alongside Beth Garvey and her leadership team to serve on the Board of Directors of BGSF and be a part of supporting their continued success.”

About BGSF
BGSF provides consulting, managed services and professional workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, Managed Services, and Real Estate (apartment communities and commercial buildings). BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 94th largest U.S. staffing company and the 49th largest IT staffing firm in 2022. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words "allows," “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” "prospects," and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@bgsf.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.